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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  February 10, 2003


                                     WAM Acquisition GP, Inc.
                                         for itself and as general partner of
                                         LIBERTY WANGER ASSET
                                         MANAGEMENT, L.P.



                                     By:  /s/ Bruce H. Lauer
                                          -------------------------------------
                                             Bruce H. Lauer
                                             Senior Vice President and Secretary

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